                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant                     [_]
Filed by a Party other than the Registrant  [X]

check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                            [_] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)

                             COMPUTER HORIZONS CORP.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                                   AQUENT LLC
                                   ----------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [_]  Fee paid previously with preliminary material

     [_] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

          (1)  Amount previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

           AQUENT ISSUES PRESS RELEASE RESPONDING TO COMPUTER HORIZONS

Boston, MA, April 21, 2003 - Aquent LLC, a privately held global professional services firm, this afternoon issued a press release responding to a press release issued earlier today by Computer Horizons Corp. (Nasdaq: CHRZ) relating to Aquent's proposal to acquire all of the outstanding common stock of Computer Horizons for $5.00 per share in cash.

Following is the full text of the press release of Aquent:

"FOR IMMEDIATE RELEASE

          AQUENT TO PROCEED WITH PROPOSAL TO ACQUIRE COMPUTER HORIZONS
                            FOR $5 PER SHARE IN CASH

     Continues to Seek Election of Two Directors to Board and Amend Computer
                                Horizons Bylaws

Boston, MA, April 21, 2003 - Aquent LLC, a privately held global professional services firm, today issued the following statement regarding its premium proposal to acquire all of the outstanding common stock of Computer Horizons Corp. (NASDAQ: CHRZ) for $5.00 per share in cash.

John Chuang, Chairman and Chief Executive Officer of Aquent LLC, said, `We are disappointed that Computer Horizons has so far failed to respond to Aquent's $5.00 per share premium cash proposal to acquire all of the outstanding shares of Computer Horizons and refuses to discuss our proposal with us. It remains our strong preference to meet with the Board and management of Computer Horizons and its newly hired financial advisor, J.P. Morgan, to consummate a transaction that will permit the Company's shareholders - the true owners of Computer Horizons - to receive a substantial premium for their shares. Once the Board and its advisors meet with us to discuss this compelling transaction, we believe they will recognize that this combination can be completed quickly and will provide all shareholders with value well beyond that which Computer Horizons could achieve on its own.'

As previously announced on April 14, 2003, Aquent sent a letter to the Board of Directors of Computer Horizons proposing to acquire all of the outstanding common stock of Computer Horizons for $5.00 per share in cash. Based upon Computer Horizons' closing price of $3.00 per share on Friday, April 11, 2003, Aquent's proposal represents a premium of 67%. Aquent's $5.00 per share cash proposal is also a 69% premium to Computer Horizons' average closing share price of $2.96 over the 30 trading days prior to Aquent's April 14 announcement of its proposal and is higher than any trading price for Computer Horizons' common stock over the last two years.

In addition, on April 15, 2003, Aquent filed preliminary proxy materials with the Securities and Exchange Commission relating to Computer Horizons' Annual Meeting of Shareholders scheduled for Wednesday, May 14, 2003. Aquent intends to solicit proxies to elect two independent and highly-qualified candidates to Computer Horizons' Board of Directors. The two individuals Aquent intends to nominate as directors are Robert A. Trevisani and Karl L. Meyer. Aquent believes that election of these two new and independent members to Computer Horizons' Board, while they will not constitute a majority of the six-person Board, will help guide the Board to fulfill its fiduciary duty to explore all avenues open to the Board and its advisers with the goal of maximizing shareholder value. Aquent also intends to solicit proxies to amend Computer Horizons' bylaws to authorize shareholders who own 10% or more of Computer Horizons' outstanding stock to call a special meeting of shareholders. This will afford shareholders the opportunity to hold the Board accountable for its actions at any time during the year, not just once a year at the annual meeting. At present, only management or the holders of 50% or more of Computer Horizons' outstanding stock can call a special meeting.

                                    - more -

                                      - 2 -

SunTrust Robinson Humphrey is acting as financial advisor to Aquent and Hale and Dorr LLP is acting as legal counsel.

About Aquent

Aquent LLC is a privately-held premier global solutions company that operates 70 offices located in 15 countries. Aquent consists of two divisions: IT Services, providing solutions in application development, quality assurance testing, and project management; and Marketing & Creative Services, providing outsourcing, systems consulting and staffing for Global 1000 companies. Aquent was founded 17 years ago and is headquartered in Boston, MA. Additional information about Aquent can be found on the Company's website at www.aquent.com.

In connection with Computer Horizons' upcoming Annual Meeting, Aquent plans to file a proxy statement with the Securities and Exchange Commission (SEC). COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov. Computer Horizons shareholders may also obtain free copies of the proxy statement and other documents filed by Aquent in connection with the annual meeting, including information about the identity of the participants in the solicitation (who may be deemed to include, in addition to Aquent LLC, Aquent Inc., Aquent's nominees Robert A. Trevisani and Karl E. Meyer, and Aquent's directors and executive officers John H. Chuang, Steven M. Kapner, Mia Wenjen and Nunzio Domilici) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Aquent LLC, 711 Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner, phone: (617) 535-5000, email: skapner@aquent.com.

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SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Computer Horizons' reports and filings with the Securities and Exchange Commission.

                                      # # #

Contact:

Investors                            Media

Mark Harnett                         Matthew Sherman

MacKenzie Partners                   Joele Frank, Wilkinson Brimmer Katcher

212-929-5877                         212-355-4449"

                            SUPPLEMENTAL INFORMATION

         Aquent LLC, a Delaware limited liability company ("Aquent"), is the beneficial holder of 1,101,000 shares of Computer Horizons Corp. ("CHRZ"). 99.8% of the equity interest in Aquent is held beneficially and of record by Aquent, Inc., a Massachusetts corporation ("Aquent, Inc."). The equity of Aquent, Inc. is held by John H. Chuang, Steven M. Kapner and Mia M. Wenjen.

         Under applicable regulations of the Securities and Exchange Commission, Aquent, Aquent, Inc., the members of Aquent's Board of Directors, Aquent's executive officers and Aquent's nominees to CHRZ's Board of Directors may be deemed to be participants in the solicitation of proxies from CHRZ's other shareholders in favor of the election of the two nominees and adoption of the proposed by-law amendment. These directors, executive officers and nominees are:

     Name of Director/Executive                Beneficial Ownership of
         Officer/Nominee                         CHRZ Common Stock (6)
         ---------------                         ---------------------
John H. Chuang (1)                                       0
Steven M. Kapner (2)                                     0
Mia M. Wenjen (3)                                        0
Nunzio Domilici (4)                                      0
Karl L. Meyer (5)                                        0
Robert A. Trevisani (5)                                  0

     (1)  Chairman, CEO, President and Treasurer of Aquent and Aquent, Inc.

     (2)  Director of Aquent and Aquent, Inc.

     (3)  Secretary and Director of Aquent and Aquent, Inc.

     (4)  CFO of Aquent and Aquent, Inc.

     (5)  Nominee for director of CHRZ.

     (6) Includes shares of CHRZ's Common Stock directly or indirectly held by such individuals as of April 21, 2003, other than the 1,101,000 shares held by Aquent LLC. None of such individuals owns any options to acquire shares of CHRZ's Common Stock.

         Aquent has expressed an interest in acquiring CHRZ, subject to various conditions, as more fully described in the press release to CHRZ shareholders filed herewith.

         In connection with CHRZ's upcoming Annual Meeting, Aquent plans to file a proxy statement with the Securities and Exchange Commission. CHRZ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. CHRZ shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission's web site at www.sec.gov. CHRZ shareholders may also obtain free copies of the proxy statement and other documents filed by

Aquent in connection with the annual meeting by directing a request to: Aquent LLC, 711 Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner.

                             SOLICITATION; EXPENSES

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and the internet by managers, officers and other employees of Aquent who will not be specially compensated for these services. Aquent has engaged MacKenzie Partners, Inc. to serve as a proxy solicitor for Aquent for a fee of up to approximately $100,000. Aquent has also agreed to reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses. Approximately 30 persons will be utilized by MacKenzie Partners, Inc. in its solicitation efforts, which may be made by telephone, facsimile, telegram or the internet, or in person. The entire expense of preparing, assembling, printing and mailing this proxy solicitation and related materials and the cost of soliciting proxies will be borne by Aquent. Although no precise estimate can be made at the present time, Aquent currently estimates that the total expenditures relating to the proxy solicitation incurred by Aquent may be approximately $350,000, of which approximately $50,000 has been incurred to date. Aquent has also agreed to indemnify its nominees and MacKenzie Partners, Inc. against certain liabilities.

         Aquent will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. Aquent will reimburse such persons for their reasonable expenses in connection therewith.

         To the extent legally permissible, Aquent will seek reimbursement from the Company for the costs of this solicitation. Aquent does not currently intend to submit approval of such reimbursement to a vote of shareholders of CHRZ at a subsequent meeting unless required by law.